Exhibit 4B

FIRST AMENDMENT TO EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of this 9th day of January, 2026, by and among BASSETT FURNITURE INDUSTRIES, INCORPORATED (“Borrower”), BASSETT FURNITURE INDUSTRIES OF NORTH CAROLINA, LLC, BASSETT DIRECT STORES, LLC, BASSETT DIRECT NC, LLC, BASSETT DIRECT SC, LLC (collectively, the “Guarantors”) and TRUIST BANK (the “Bank”).

The Borrower, the Guarantors and the Bank are parties to that certain Eighth Amended and Restated Credit Agreement dated as of May 15, 2024 (as it may hereafter be amended, restated, supplemented or otherwise modified, the “Agreement”). Subject to the terms and conditions contained in the Agreement, the Bank agreed to make Advances (as defined in the Agreement) to the Borrower before the Termination Date (as defined in the Agreement) in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.00. The Borrower and the Guarantors have requested that the Bank amend certain of the covenants in the Agreement, and to make certain other modifications to the Agreement, and the Bank is willing to do so upon the terms and conditions contained herein.

Accordingly, the Borrower, the Guarantors and the Bank hereby agree as follows:

1.         Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

2.         The definition of “Termination Date” contained in Section 1.01 of the Agreement is hereby deleted in its entirety, and the following new definition is inserted in its place:

“Termination Date” means January 31, 2029.

3.         The Loan Parties hereby represent and warrant to the Bank (which representations and warranties shall survive the execution and delivery of this Amendment) that:

(a)          Each is in compliance with all of the terms, covenants and conditions of the Agreement, as amended by this Amendment, and each of the other Loan Documents.

(b)         There exists no Default or Event of Default under the Agreement, as amended by this Amendment, and no event has occurred or condition exists which, with the giving of notice or lapse of time, or both, would constitute a Default or an Event of Default or a default or an event of default under any of the Loan Documents.

(c)          The representations and warranties contained in Article IV of the Agreement are, except to the extent that they relate solely to an earlier date, true with the same effect as though such representations and warranties had been made on the date of this Amendment.

(d)         The execution, delivery and performance by each Loan Party of this Amendment (A) (i) are within each Loan Party’s organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, articles of organization, operating agreement or by-laws of any Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Loan Party or any of its Subsidiaries, (v) do not result in the creation or imposition of any Lien on any asset of any of the Loan Parties or any of their respective Subsidiaries and (B) are the legal, binding, valid and enforceable obligations of each Loan Party enforceable in accordance with its terms, provided that the enforceability hereof is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

(e)         There is no action, suit or proceeding pending, or to the knowledge of any of the Loan Parties threatened, against or affecting any of the Loan Parties or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could impair the ability of any of the Loan Parties to perform their respective obligations under, this Amendment or any of the other Loan Documents.

4.         The Bank’s agreement to enter into this Amendment is subject to the following conditions precedent:

(a)          Each of the Loan Parties shall have executed and delivered to the Bank this Amendment.

(b)         The Bank shall have received searches of the Uniform Commercial Code filings in the jurisdiction of incorporation or formation of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Bank’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Liens permitted by Section 5.14 of the Agreement.

(c)         The Borrower shall have executed and delivered to the Bank a wire terms and conditions in form and substance reasonably satisfactory to the Bank.

(d)         The Borrower shall have delivered to the Bank a certificate of the Secretary of State of each Loan Party’s state of organization as to the good standing of such Loan Party.

(e)         The Loan Parties shall have paid to the Bank the legal fees and expenses described in Section 11 hereof.

(f)         The Loan Parties shall have executed and delivered, or caused to be executed and delivered, to the Bank such other and further documents, certificates, opinions and other papers as the Bank shall request, all in form and substance reasonably satisfactory to the Bank.

5.         Except as expressly amended hereby, the terms of the Agreement shall remain in full force and effect in all respects, and each of the Loan Parties hereby affirms, confirms and reaffirms its respective obligations under the Agreement, as amended by this Amendment, and each of the other Loan Documents to the extent it is a party thereto. Each of the Loan Parties hereby acknowledges and agrees that nothing contained in this Amendment shall be deemed to constitute a waiver or release by the Bank of (i) any Default or Event of Default that may now or hereafter exist under the Agreement, as amended by this Amendment, or any default or event of default that may now or hereafter exist under any of the other Loan Documents or (ii) the Bank’s right to exercise any and all rights and remedies under the Agreement and/or any of the other Loan Documents, all of which rights and remedies are hereby expressly reserved. Each of the Loan Parties, for itself and its successors and assigns, hereby waives and releases the Bank and each of the Bank’s successors and assigns, from any claim, cause of action, defense, counterclaim, setoff or recoupment of any kind or nature that it may assert against the Bank arising from or in connection with the Agreement, as amended by this Amendment, or any of the other Loan Documents or the transactions contemplated thereby or hereby that exists on the date hereof or arises from facts or actions occurring prior hereto or on the date hereof. Nothing contained in this Amendment or any of the other Loan Documents shall be construed to constitute a novation with respect to any of the obligations described in the Agreement or any of the other Loan Documents.

6.         Each of the Guarantors hereby acknowledges that it has unconditionally guaranteed the full and prompt payment of all indebtedness, obligations and liabilities of the Borrower to the Bank pursuant to the terms of Article IX of the Agreement. Each of the Guarantors hereby agrees that (i) the execution and delivery of this Amendment and the documents executed in connection herewith do not and shall not in any respect affect or impair any of its obligations, covenants or agreements under Article IX of the Agreement, (ii) each reference in Article IX of the Agreement to the term, “Agreement,” shall be deemed to be a reference to the Agreement, as amended by this Amendment or as hereafter amended, restated, supplemented or otherwise modified from time to time and (iii) all of its obligations, covenants and agreements under Article IX of the Agreement are hereby expressly affirmed, confirmed and reaffirmed.

7.         All references to the Agreement in any of the Loan Documents, or any other documents or instruments that refer to the Agreement, shall be deemed to be references to the Agreement as amended by this Amendment.

8.         This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

9.         This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment or any other Loan Document by facsimile transmission or by electronic mail in pdf form shall be as effective as a manually executed counterpart hereof or thereof.

10.         This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. None of the Loan Parties shall have the right to assign any of its rights or obligations under or delegate any of its duties under the Agreement, as amended by this Amendment, or any of the other Loan Documents.

11.         The Loan Parties hereby agree, jointly and severally, that they will pay on demand all out-of-pocket expenses incurred by the Bank in connection with the preparation of this Amendment and any other related documents, including but not limited to the fees and disbursements of counsel for the Bank.

12.         This Amendment represents the final agreement between the Loan Parties and the Bank with respect to the subject matter hereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between or among the parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective duly authorized officers, managers or members, as applicable, as of the day and year first above written.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

[Corporate Seal]	By:	/s/ J. Michael Daniel	(SEAL)
Name: J. Michael Daniel
Title: Senior Vice President, Chief Financial and Administrative Officer

[Corporate Seal]	By:	/s/ Jay R. Hervey	(SEAL)
Name: Jay R. Hervey
Title: Vice President, General Counsel and Secretary

BASSETT FURNITURE INDUSTRIES OF NORTH CAROLINA, LLC

[Corporate Seal]	By:	Bassett Furniture Industries, Incorporated
Its sole Member and Manager

		By:	/s/ J. Michael Daniel	(SEAL)
Name: J. Michael Daniel
Title: Senior Vice President, Chief Financial and Administrative Officer

[Corporate Seal]		By:	/s/ Jay R. Hervey	(SEAL)
Name: Jay R. Hervey
Title: Vice President, General Counsel and Secretary

[Executions Continue on Following Pages]

BASSETT DIRECT STORES, LLC

[Corporate Seal]	By:	Bassett Furniture Industries, Incorporated
Its sole Member and Manager

		By:	/s/ J. Michael Daniel	(SEAL)
Name: J. Michael Daniel
Title: Senior Vice President, Chief Financial and Administrative Officer

		By:	/s/ Jay R. Hervey	(SEAL)
Name: Jay R. Hervey
Title: Vice President, General Counsel and Secretary

BASSETT DIRECT NC, LLC

[Corporate Seal]	By:	Bassett Direct Stores, LLC
Its sole Member and Manager

	By:	Bassett Furniture Industries, Incorporated
Its sole Member and Manager

		By:	/s/ J. Michael Daniel	(SEAL)
Name: J. Michael Daniel
Title: Senior Vice President, Chief Financial and Administrative Officer

		By:	/s/ Jay R. Hervey	(SEAL)
Name: Jay R. Hervey
Title: Vice President, General Counsel and Secretary

[Executions Continue on Following Pages]

BASSETT DIRECT SC, LLC

[Corporate Seal]	By:	Bassett Direct Stores, LLC
Its sole Member and Manager

	By:	Bassett Furniture Industries, Incorporated
Its sole Member and Manager

		By:	/s/ J. Michael Daniel	(SEAL)
Name: J. Michael Daniel
Title: Senior Vice President, Chief Financial and Administrative Officer

		By:	/s/ Jay R. Hervey	(SEAL)
Name: Jay R. Hervey
Title: Vice President, General Counsel and Secretary

[Executions Continue on Following Page]

TRUIST BANK

By:	/s/ John Wofford	(SEAL)
Name: John Wofford
Title: Authorized Officer